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                                                                   Exhibit 3.102

                                     BY-LAWS
                                       OF
                                WESCAM-USA, INC.


                                    ARTICLE I
                                     OFFICES

     The principal office shall be at 270 East Drive, Suite A, Melbourne, Florida 32904. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held on the 1st day of April of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

     Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

     Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting either before, during or after the meeting.
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     Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 6. Shareholder Quorum and Voting. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting.

     If a quorum is present, the affirmative vote of fifty-one percent (51%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

     Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

     Section 9. Action by Shareholders Without a Meeting. Any action required by law, these By-laws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

                                  ARTICLE III
                                    DIRECTORS

     Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     Section 2. Qualification. Directors need not be residents of this state nor shareholders of this Corporation.

     Section 3. Compensation. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein shall be
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construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 4. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 5. Number. This Corporation shall have at least (1) but no more than seven (7) Directors. The number of Directors may be altered from time to time, by the shareholders at any annual or special meeting; provided that the number of Directors shall not be less than nor more than the number fixed by the Articles of Incorporation.

     Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the shareholders.

     Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of a majority of the shareholders then entitled to vote at an election of Directors.

     Section 9. Quorum and Voting. A majority of the number of Directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

     Section 11. Place of Meeting. Regular and special meetings of the Board of Directors shall be held either within or without the State of Florida.

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     Section 12. Time, Notice and Call of Meetings. Regular meetings of the
Board of Directors shall be held without notice at such time and at such place as shall be determined by the Board of Directors. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors.

     Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

     Meetings of the Board of Directors may be called by the President of the Corporation or by any two Directors.

     Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Officers. The officers of this Corporation shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.
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     All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of the shareholders and until their successors have been elected or appointed and qualified.

     Section 2. Duties. The officers of this Corporation shall have the following duties:

     The President shall, subject to the direction of the Board of Directors, be the Chief Executive Officer and shall have general and active management of the business and affairs of the Corporation.

     The Vice-Presidents of the Corporation shall have general and active management of the business and affairs of the Corporation subject to the superior authority of the President of the Corporation and subject to the directions of the Board of Directors and such other duties as the Board of Directors may from time to time designate.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     The Assistant Treasurer and Assistant Secretary shall have the same responsibilities and duties as the Treasurer and Secretary respectively and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

     Any vacancy in any office may be filed by the Board of Directors.

     Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE V
                               STOCK CERTIFICATES

     Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.
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     Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

     Section 3. Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

     Section 4. Lost, Stolen, or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

                                   ARTICLE VI
                                BOOKS AND RECORDS

     Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of Directors.

     This Corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

     Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

     Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five (5) years, and shall be subject
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to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE VII
                                    DIVIDENDS

     The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the Florida Statutes.

                                  ARTICLE VIII
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the 12-month period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes.

                                   ARTICLE IX
                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be in circular form.

                                   ARTICLE X
                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, provided that any By-Law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote thereon, or a new By-Law in lieu thereof may be adopted by the shareholders.



                                                 -------------------------------
                                                          Secretary